UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2015

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 28, 2015, Westell Technologies, Inc. (the Company or Westell) issued a press release setting forth the financial results for its fiscal year 2016 second quarter ended September 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.06.	MATERIAL IMPAIRMENTS
The disclosure set forth in Item 4.02 below is incorporated by reference.

Item 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 27, 2015, Westell’s Audit Committee, after consultation with management and Ernst & Young LLP, Westell’s independent auditors, concluded that the financial statements for the years ended March 31, 2015 and 2014, and the quarterly periods within these years, as well as the quarter ended June 30, 2015, should no longer be relied upon.
In the second quarter of fiscal 2015, we recorded a $10,555 thousand non-cash charge for the impairment of goodwill. The $10,555 thousand of goodwill arose from the purchase accounting for the Kentrox acquisition, which closed on April 1, 2013. However, we determined that the goodwill arising from the Kentrox acquisition should have been $895 thousand higher, or $11,450 thousand, due to an unrecorded liability of $1,445 thousand related to a contractual obligation that existed prior to the acquisition. Because the unrecorded liability creates a deferred tax asset of $550 thousand at acquisition date, we have concluded that our income tax benefit for the quarter ended March 31, 2014 should have been $550 thousand lower, and the goodwill impairment for the quarter ended September 30, 2014 should have been $895 thousand higher.

The restatement does not impact the fiscal year-to-date 2016 Consolidated Statement of Operations. The restatement is expected to change the following line items in our previous fiscal years Consolidated Statement of Operations as follows(amounts in thousands, except EPS):

Fiscal Year 2014 Impact

	Three Months Ended March 31, 2014			Year Ended March 31, 2014
Consolidated Statements of Operations:	Previously Reported	Adjustment (1)	Restated	Previously Reported	Adjustment (1)	Restated
Income tax (expense) benefit	$8,585	$(550)	$8,035	$8,460	$(550)	$7,910
Net income (loss)	4,437	(550)	3,887	4,926	(550)	4,376
Diluted net income (loss) per share	$0.07	$(0.01)	$0.06	$0.08	$(0.01)	$0.07
(1) Adjustments as shown in the line items impacted, associated totals and subtotals would also be impacted.
Fiscal Year 2015 Impact

	Three Months Ended September 30, 2014			Year Ended March 31, 2015
Consolidated Statements of Operations:	Previously Reported	Adjustment (1)	Restated	Previously Reported	Adjustment (1)	Restated
Goodwill impairment	$10,555	$895	$11,450	$31,102	$895	$31,997
Net income (loss)	(14,649)	(895)	(15,544)	(58,007)	(895)	(58,902)
Diluted net income (loss) per share	$(0.24)	$(0.02)	$(0.26)	$(0.97)	$(0.01)	$(0.98)
(1) Adjustments as shown in the line items impacted, associated totals and subtotals would also be impacted.
We are in the process of restating the financial results and expect to amend the Annual Report Form 10-K for the year ended March 31, 2015 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. We intend to file the amended reports as promptly as practicable.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Such statements include those regarding the Company’s intent to restate its prior financial statements and related disclosures, the amount and nature of the estimated adjustments on the restated financial statements and the expected timing of filing reports with the Securities and Exchange Commission. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2015, under Item 1A - Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release announcing financial results for the fiscal year 2016 second quarter ended September 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	October 28, 2015	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary